Exhibit 1.2

NORDIC OPERATING PARTNERSHIP S.C.A.

FORM OF PRIVATE PLACEMENT PURCHASE AGREEMENT

PRIVATE PLACEMENT PURCHASE AGREEMENT (this "Agreement") made as of this ___day of ___________, 2016, by and between Nordic Operating Partnership S.C.A., a corporate partnership limited by shares (société en commandite par actions) governed by the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg, Grand Duchy of Luxembourg and pending registration with the Luxembourg Trade and Companies' Register (Registre de Commerce et des Sociétés, Luxembourg) (the "Company"), and C-QUADRAT Investment AG, a corporation governed by the laws of Austria, having its registered office at Schottenfeldgasse 20, 1070 Vienna, Austria and registered under companies’ register number 55148a (the "Purchaser").

WHEREAS, the Purchaser has a substantive, pre-existing relationship with the Company;

WHEREAS, a parent company of the Company, Nordic Realty Trust, Inc., a Maryland corporation (the "REIT"), has filed a registration statement on Form S-11 (File No. 333-207312) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) in connection with a proposed initial public offering (the “IPO”) of shares of the REIT’s common stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, concurrent with the consummation of the IPO, the Company desires to issue to the Purchaser, and the Purchaser desires to subscribe for, upon the terms and conditions set forth in this Agreement and the subscription form attached hereto as Exhibit A (the "Subscription Form"),       ordinary shares of the Operating Partnership having a par value of $0.01 per share (the “Private Placement OP Shares” and each, a “Private Placement OP Share”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.      Issuance and Subscription of Private Placement OP Shares. Subject to and concurrent with the consummation of the IPO, the Company shall issue to the Purchaser and the Purchaser shall subscribe for, at a subscription price per Private Placement Share equal to the public offering price per share of Common Stock sold in the IPO, the Private Placement OP Shares.

1.1      The Company shall issue the Private Placement OP Shares within the framework of its authorized capital clause (article 5 of the articles of association of the Company) upon the decision of the general partner of the Company.

1.2      Prior to the issuance of the Private Placement OP Shares, the Purchaser shall:

a.      execute and provide to the Company the Subscription Form substantially in the form attached hereto as Exhibit A setting forth inter alia the number of Private Placement OP Shares for which it shall subscribe and the aggregate subscription price which the Purchaser shall pay to the Company in exchange for such Private Placement OP Shares; and

b.      transfer the aggregate subscription price for the Private Placement OP Shares to the bank account indicated in the Subscription Form.

2.      Closing. The closing of the issuance and subscription of the Private Placement OP Shares hereunder will take place concurrently with, and shall be subject to, the completion of the IPO and receipt of the aggregate subscription price for the Private Placement OP Shares on the bank account of the Company. Following the issuance of the Private Placement OP Shares, the shareholders' register of the Company will be updated in order to indicate the Purchaser as the holder of the Private Placement OP Shares.

3.      Representations and Warranties of the Company. In connection with the issuance of the Private Placement OP Shares, the Company hereby represents and warrants to the Purchaser the following:

3.1      The Company is a corporate partnership limited by shares (société en commandite par actions) organized under the laws of the Grand Duchy of Luxembourg. The Company has all power and authority required to execute and deliver this Agreement and to perform all its duties and obligations hereunder.

3.2      All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company.

3.3      The articles of association of the Company permit the issuance of the Private Placement OP Shares within the framework of the Company's authorized capital upon a decision of the general partner of the Company.

3.4      Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have good title to the Private Placement OP Shares free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder and under other agreements contemplated hereby.

3.5      The Company has a substantive, pre-existing relationship with the Purchaser and directly contacted the Purchaser or its agents outside of the IPO effort. The Company (i) did not identify or contact the Purchaser through the marketing of the IPO and (ii) was not independently contacted by the Purchaser as a result of the general solicitation by means of the Registration Statement.

4.      Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

4.1      The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser has accurately completed the Accredited Investor Questionnaire attached hereto as Exhibit B indicating the basis for such Purchaser’s accredited investor status.

4.2      The Private Placement OP Shares are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

4.3      The Purchaser is a corporation (Atkiengesellschaft) organized under the laws of Austria, and has all power and authority required to execute and deliver this Agreement and to perform all its duties and obligations hereunder.

4.4      All action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Purchaser.

4.5      The Purchaser understands and acknowledges that (i) the offering of the Private Placement OP Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Private Placement OP Shares is exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Private Placement OP Shares will be characterized as "restricted securities" under the Securities Act and such laws and may not be sold unless the Private Placement OP Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.6      The Purchaser has a substantive, pre-existing relationship with the Company and was directly contacted by the Company or the Company’s agents outside of the IPO effort. The Purchaser (i) was not identified or contacted through the marketing of the IPO and (ii) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

4.7      The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s prospective investment in the Private Placement OP Shares; (ii) has the ability to bear the economic risks of the Purchaser’s prospective investment; and (iii) has not been offered the Private Placement OP Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

5.      Restriction on Sale of Private Placement OP Shares. The OP Shares are non-transferrable, in whole or in part, without the written consent of Nordic GP Lux Co. S.à r.l. The OP Shares are subject to restrictions on transfer set forth of the articles of association of the Company.

6.      Registration Rights Agreements. As a further inducement for the Purchaser to purchase the Private Placement OP Shares, at the time of the completion of the IPO, the REIT and the Purchaser shall enter into a registration rights agreement, pursuant to which the REIT will grant certain registration rights to the Purchaser relating to the Common Stock that may be issued to the Purchaser in exchange for Private Placement OP Shares offered for redemption by the Purchaser.

7.      Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

8.      Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

9.      Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

10.      Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

11.      Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

12.      Legends. Each certificate, if any, representing the Private Placement OP Shares shall be endorsed with the following legend or a substantially similar legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Securities Act of 1933, as amended, or (ii) pursuant to an opinion of counsel, satisfactory to Nordic Operating Partnership S.C.A., that such registration or compliance is not required as to said sale, offer, or distribution. The securities represented by this certificate are subject to the terms and conditions of the Private Placement Purchase Agreement, dated as of _______, 2016, by and between Nordic Operating Partnership S.C.A. and the Purchasers named therein."

13.      Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

14.      Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

[Signatures pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NORDIC OPERATING PARTNERSHIP S.C.A.
acting through it general partner, Nordic GP Lux Co S.à r.l.

By:
Name:
Title: Manager

By:
Name:
Title: Manager

C-QUADRAT INVESTMENT AG

By:
Name:
Title: Manager

By:
Name:
Title: Manager

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